Exhibit 99.1

NextNRG Reports Q1 2025 Revenues up 147% Year-over-Year

Triple-Digit Growth Highlights Execution of Integrated Energy Infrastructure Strategy

Q1 2025 Conference Call Scheduled for May 22, 2025 at 9:15 AM ET

MIAMI, May 21, 2025 (GLOBE NEWSWIRE) — NextNRG, Inc. (Nasdaq: NXXT), a pioneer in AI-driven energy innovation—transforming how energy is produced, managed and delivered through its advanced Utility Operating System, smart microgrid technology, wireless EV charging and on-demand mobile fuel delivery solutions— today announced financial results for the first quarter ended March 31, 2025, and provided a strategic update on its technology roadmap and growth trajectory.

The Company will host a conference call to discuss these results on May 22, 2025 at 9:15 AM ET. Dial-in details are as follows:

●	North America Toll-Free: 1-866-524-3160
●	International: 1-412-317-6760
●	Canada Toll-Free: 1-866-605-3852
●	Webcast URL: https://event.choruscall.com/mediaframe/webcast.html?webcastid=og66zG65

Selected Financial & Operational Highlights

Metric	Q1 2025 (unaudited)	Q1 2024 (unaudited)
Revenue	$16.3M	$6.6M
Gross Profit	$518K	$462K

“We entered 2025 with tremendous momentum and a clear roadmap to scale, and Q1 results are a reflection of that execution,” said Michael D. Farkas, CEO of NextNRG. “With triple-digit revenue growth, record-setting fuel volumes, and expanding margins, our core operations continue to exceed expectations. At the same time, we are advancing the next phase of our integrated energy strategy, with smart microgrid deployments and wireless EV charging programs progressing toward commercial launch.

We believe our hybrid platform—combining traditional fueling, electrification, and AI-driven grid intelligence—represents the future of distributed energy,” Farkas added. “As we continue executing on this vision, we are building an ecosystem capable of delivering reliable, intelligent, and sustainable infrastructure at national scale laying the foundation for enormous long-term SaaS-based recurring revenue streams.”

Recent Accomplishments

●	Strong April Momentum Across Key Metrics: Preliminary April 2025 revenue reached $5.82 million, up 154% year-over-year. Volume increased 207%, underscoring sustained demand across multiple regions.
●	Commercial Enterprise Expansion: Extended key existing relationships into Texas using a dedicated fleet portal for operational oversight, increasing engagement from enterprise clients seeking scalable site-level energy solutions.
●	Oklahoma Market Entry: Expanded footprint into a seventh operational state under a long-term agreement with one of the country’s largest in-house fleet operators.
●	Network Reach Strengthened: Grew national deployment capacity to 144 active vehicles servicing major logistics corridors across metro regions including California, Michigan, Tennessee, and the Southeastern U.S.

Q1 2025 Strategic and Operational Highlights

●	Corporate Rebrand and Capital Formation: Completed $15 million public offering and corporate rebrand to NextNRG.
●	Utility OS Rollout Underway: Initiated deployment of NextNRG’s AI-powered Utility Operating System to optimize microgrid efficiency, automate fleet energy delivery, and enable real-time energy management across new infrastructure projects.
●	Smart Microgrids: On track to begin utility-scale microgrid deployment in Northern Florida in Q2 2025.
●	EV Innovation: Planning launch of the largest bidirectional wireless EV charging pilot in Southern Florida later this year.
●	Infrastructure Expansion with Strategic Acquisitions: Completed the Shell Oil mobile fleet acquisition and integration of Yoshi Mobility assets, boosting logistics capacity and infrastructure access.
●	Geographic Growth in Four New Markets: Entered Phoenix, Austin, San Antonio, and Houston, furthering national service availability and support for new utility and municipal customers.
●	Commercial Channel Maturation: Executed logistics support agreements with major national brands, reinforcing recurring delivery demand and infrastructure reliability.
●	Fleet Partnerships: Initiated deliveries to the world’s largest e-commerce company under a multi-year agreement, significantly expanding the Company’s B2B revenue base.

First Quarter 2025 Performance

●	Revenue reached $16.3 million, a 147% increase from $6.6 million in Q1 2024.
●	Gallons delivered totaled 4.7 million, up 183% from 1.7 million in the prior-year quarter.
●	Average fuel margin per gallon expanded to $0.71, compared to $0.65 in Q1 2024.
●	Gross profit rose to $518,000, a 12% increase from $462,000 in the same period last year.
●	Ended the quarter with $2.1 million in cash, a 31% year-over-year increase.

Looking Ahead: Scaling the Energy Intelligence Grid

NextNRG is focused on expanding its integrated platform across three infrastructure-aligned revenue streams:

1.	Utility Operating System and Smart Microgrids: Deploying AI-driven grid management software and battery/solar microgrid systems through SaaS and power purchase agreements.
2.	Wireless EV Charging: Advancing from R&D to commercial pilots with property owners, CPOs, and municipalities.
3.	Mobile Energy Logistics: Scaling across sectors with centralized scheduling and recurring site-level optimization.

About NextNRG, Inc.

NextNRG, Inc. (NextNRG) is Powering What’s Next by implementing artificial intelligence (AI) and machine learning (ML) into renewable energy, next-generation energy infrastructure, battery storage, wireless electric vehicle (EV) charging and on-demand mobile fuel delivery to create an integrated ecosystem.

At the core of NextNRG’s strategy is its Utility Operating System, which leverages AI and ML to help make existing utilities’ energy management as efficient as possible, and the deployment of NextNRG smart microgrids, which utilize AI-driven energy management alongside solar power and battery storage to enhance energy efficiency, reduce costs and improve grid resiliency. These microgrids are designed to serve commercial properties, schools, hospitals, nursing homes, parking garages, rural and tribal lands, recreational facilities and government properties, expanding energy accessibility while supporting decarbonization initiatives.

NextNRG continues to expand its growing fleet of fuel delivery trucks and national footprint, including the acquisition of Yoshi Mobility’s fuel division and Shell Oil’s trucks, further solidifying its position as a leader in the on-demand fueling industry. NextNRG is also integrating sustainable energy solutions into its mobile fueling operations. The company hopes to be an integral part of assisting its fleet customers in their transition to EV, supporting more efficient fuel delivery while advancing clean energy adoption. The transition process is expected to include the deployment of NextNRG’s innovative wireless EV charging solutions.

To find out more visit: www.nextnrg.com

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement describing NextNRG’s goals, expectations, financial or other projections, intentions, or beliefs is a forward-looking statement and should be considered an at-risk statement. Words such as “expect,” “intends,” “will,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including, but not limited to, those related to NextNRG’s business and macroeconomic and geopolitical events. These and other risks are described in NextNRG’s filings with the Securities and Exchange Commission from time to time. NextNRG’s forward-looking statements involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although NextNRG’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by NextNRG. Except as required by law, NextNRG undertakes no obligation to update any forward-looking statements for any reason. As a result, you are cautioned not to rely on these forward-looking statements.

Investor Relations Contact

NextNRG, Inc.

Sharon Cohen

SCohen@nextnrg.com